STARK TINTER & ASSOCIATES, LLC
                          5299 DTC Boulevard, Suite 300
                           Englewood, Colorado 80111
                        (303 694-6700 FAX (303) 694-6761




March 25, 1998


United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Boulder Capital Opportunities III, Inc.
              SEC File No. 0-22273

Ladies and Gentlemen:

     The undersigned Stark Tinter & Associates, LLC previously acted as independent accountants to audit the financial statements of Boulder Capital Opportunities III, Inc. (the "Company"). We are no longer acting as independent accountants to the Company.

     This letter will confirm that we have reviewed Item 4. of the Company's Form 8-K dated March 25, 1998, captioned "Changes in Registrant's Certifying Accountant" and that we agree the statements made therein as they relate to us.

     We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

     Dated this 25th day of March, 1998.

                                             Sincerely,


                                             STARK TINTER & ASSOCIATES, LLC